Exhibit 99.1

Lulus Announces New Credit Agreement with White Oak Commercial Finance, LLC

Proceeds to be Used In Part to Repay Bank of America and Terminate Existing Credit Agreement

CHICO, Calif., August 14, 2025 -- Lulu’s Fashion Lounge Holdings, Inc. (“Lulus” or the “Company”) (Nasdaq: LVLU) announced that, effective today, it entered into a Loan and Security Agreement with White Oak Commercial Finance, LLC, as Administrative Agent, and the lenders party thereto (the “2025 Credit Agreement”). The 2025 Credit Agreement is comprised of an asset-based revolving credit facility with a $20 million commitment, a $5 million uncommitted accordion and a $1 million sublimit for letters of credit. The 2025 Credit Agreement matures on August 14, 2028.

“We’re pleased to partner with White Oak on this financing agreement, which strengthens our liquidity position and provides Lulus with the financial flexibility to continue executing against our strategic priorities,” said Crystal Landsem, CEO and Interim CFO of Lulus. “We remain focused on achieving our sustainable growth objectives, delivering attainable luxury for our customers, and driving value for our shareholders.”

The initial funding of the 2025 Credit Agreement will occur today, and the proceeds will be used in part to repay approximately $6 million outstanding under the Company’s amended credit agreement with Bank of America (the “2021 Credit Agreement”). Effective today, and inclusive of the repayment to Bank of America, the Company will have $10 million of outstanding borrowings under the 2025 Credit Agreement.

In connection with entering into the 2025 Credit Agreement, the Company will repay and fulfill all outstanding obligations to Bank of America under the 2021 Credit Agreement.

About Lulus

Headquartered in California and serving millions of customers worldwide, Lulus is an attainable luxury fashion brand for women, offering modern, unapologetically feminine designs at accessible prices for every occasion. Our aim is to make every woman feel confident and celebrated, supporting her for all of life’s occasions, big or small – from work desk to dream date, cozying up on the couch to the spotlight of her wedding day. Founded in 1996, Lulus delivers fresh styles to consumers daily, using direct consumer feedback and insights to refine product offerings and elevate the customer experience. Lulus’ world class personal stylists, bridal concierge, and customer care team share an unwavering commitment to elevating style and quality and bring exceptional customer service and personalized shopping to customers around the world. Follow @lulus on Instagram and @lulus on TikTok. Lulus is a registered trademark of Lulu’s Fashion Lounge, LLC. All rights reserved.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the intended impact of the 2025 Credit Agreement and anticipated payoff and termination of the 2021 Credit Agreement. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause Lulus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the risk factors discussed in Part I, Item 1A, “Risk Factors” in Lulus’ Annual Report on Form 10-K for the fiscal year ended December 29, 2024, Part II, Item IA, “Risk Factors” in Lulus’ Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 2025 and June 29, 2025, and our other filings with the Securities and Exchange Commission which could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While Lulus may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, except as required by law, even if subsequent events cause its views to change.

Contact
investors@lulus.com